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                                                                    EXHIBIT 11.1

                         FLOUR CITY INTERNATIONAL, INC.

                               EARNINGS PER SHARE

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
                                                               YEAR ENDED OCTOBER 31,
                                                   ----------------------------------------------
                                                       1995             1996             1997
                                                   ------------     ------------     ------------
Net income (000).................................  $        996     $     1,548,     $      5,226
                                                   ============     ============     ============
Average shares outstanding:
Historical FCAM Pacific..........................           100              100              100
Effect of FCI merger.............................     8,999,900        8,999,900        8,999,900
Effect of employee stock grants..................            --               --          833,333
International Forest Share Exchange..............    16,182,000       16,182,000       17,680,332
Effect of shares issued to International Forest
  shareholders (Public Merger)...................            --               --        1,162,333
                                                   ------------     ------------     ------------
Historical shares outstanding....................    25,182,000       25,182,000       28,675,998
Reverse stock split of 1 for 7...................   (21,584,571)     (21,584,571)     (24,579,427)
                                                   ------------     ------------     ------------
Pro-forma shares outstanding.....................     3,597,429        3,597,429        4,096,571
                                                   ============     ============     ============
Earnings per share-historical....................  $        .04     $        .06     $        .18
                                                   ============     ============     ============
Earnings per share-pro-forma.....................  $        .28     $        .43     $       1.28
                                                   ============     ============     ============
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